Exhibit 99.B(e)(2)

SCHEDULE A
TO THE
DISTRIBUTION AGREEMENT
BETWEEN
SEI EXCHANGE TRADED FUNDS,
SEI INVESTMENTS DISTRIBUTION CO.
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025,
MARCH 9, 2026, APRIL 20, 2026 AND JUNE 1, 2026

List of Funds

SET QiM U.S. Large Cap Quality Active ETF

SET QiM U.S. Large Cap Momentum Active ETF

SET QiM U.S. Large Cap Value Active ETF

SET QiM U.S. Large Cap Low Volatility Active ETF

SEI Select Small Cap ETF

SEI Select International Equity ETF

SEI Select Emerging Markets Equity ETF

SEI DBi Multi-Strategy Alternative ETF

SEI QiM U.S. Equity Factor Allocation Active ETF

SEI High Yield Bond & Alternative Credit ETF

SET Ang Research Enhanced U.S. Large Cap ETF

IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Agreement, as of the day and year above written.

SEI EXCHANGE TRADED FUNDS		SEI INVESTMENTS DISTRIBUTION CO

By:	/s/ Stephen MacRae	By:	/s/ Jason McGhin

Name:	Stephen MacRae	Name:	Jason McGhin

Title:	V.P.	Title:	COO

SEI INVESTMENTS MANAGEMENT CORPORATION, solely with respect to Section 7 herein

By:	/s/ James Smigiel

Name:	James Smigiel

Title:	Chief Investment Officer

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